Exhibit 10.10

INCENTIVE COMPENSATION AGREEMENT

This INCENTIVE COMPENSATION AGREEMENT, dated as of March 28, 2022, is by and between IMMUCELL CORPORATION, a Delaware corporation (the “Company”) and MICHAEL F. BRIGHAM (the “Executive”).

WHEREAS, the Executive serves as the Company’s President, Chief Executive Officer and Treasurer; and

WHEREAS, the Company wishes to provide the Executive with certain additional incentive compensation opportunities, as more fully set forth herein, in order to induce the Executive to continue his employment with the Company and to contribute to the Company’s attainment of certain specific objectives and outcomes.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Executive hereby agree as follows:

1. At-Will Nature of Executive’s Employment. The parties agree and acknowledge that the Executive’s employment with the Company is “at will”, and that nothing contained in this Agreement shall be deemed to modify the “at will” nature of such employment.

2. Incentive Compensation. The Company will pay to the Executive (i) not later than March 31, 2023, the amount of cash (up to $100,000) earned if and to the extent the Company’s EBITDA objective for 2022 is achieved or exceeded pursuant to the bonus payout schedule set forth in Exhibit A and (ii) promptly following receipt of FDA approval in 2022 for commercial sale of ReTain™ as provided in Exhibit A, an additional $50,000; provided, however, that such payments shall be due and payable only if the Executive is employed by the Company at the applicable payment date. Such payments shall be subject to all required tax withholdings.

3. Successors.

(a)  This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

4.   Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by e-mail, read receipt requested, addressed as follows:

If to the Executive:

at the address and e-mail address on file in the Company’s records

If to the Company:

ImmuCell Corporation

56 Evergreen Drive

Portland, Maine 04103

Attn: Chair of the Board of Directors

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)  The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

(f) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, and supersedes all prior communications, agreements and understandings, written or oral, with the Company or any of its affiliates or predecessors with respect to the terms and conditions of the Executive’s employment.

(g) The Executive agrees that jurisdiction and venue for any action arising from or relating to this Agreement or the relationship between the parties, including but not limited to matters concerning validity, construction, performance, or enforcement, shall be exclusively in the federal and Maine state courts located in Cumberland County (collectively, the “Selected Courts”) (provided, that a final judgment in any such action shall be conclusive and enforceable in other jurisdictions) and further agree that service of process may be made in any manner permitted by law. The Executive irrevocably waives and agrees not to assert (i) any objection which he may ever have to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts, and (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum. This Section 4(g) is intended to fix the location of potential litigation between the parties and does not create any causes of action or waive any defenses or immunities to suit, or obviate the rights of the parties to agree to arbitration with respect to any conflicts related to this Agreement or the Executive’s employment hereunder. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

(h) Whenever possible, each provision or portion of any provision of this Agreement, including those contained in the Noncompete Agreement, will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement, including those contained in the Noncompete Agreement, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

(i) This Agreement may be executed by .pdf or facsimile signatures in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE:

/s/ Michael F. Brigham
Michael F. Brigham

COMPANY:

IMMUCELL CORPORATION

By:	/s/ David S. Tomsche
Name:	David S. Tomsche
Title:	Chair, Board of Directors

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